Exhibit 10.15

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “RSU Agreement”) is entered into on the date set forth in Exhibit A (the “Grant Date”) by and between DILIGENT BOARD MEMBER SERVICES, INC., a Delaware corporation (the “Company”), and [•] (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company is entering into this RSU Agreement to grant the Awardee a restricted share unit award with respect to the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Diligent Board Member Services, Inc. 2013 Incentive Plan (the “2013 Plan”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Award.  The Company hereby grants the Awardee the number of Restricted Stock Units (each an “RSU,” and collectively the “RSUs”) set forth in Exhibit A.  This Award is made pursuant to and is subject to the terms of the 2013 Plan.  Capitalized terms used but not otherwise defined in this RSU Agreement shall have the meanings as set forth in the 2013 Plan.

2.                                      Vesting.  The Award shall be subject to the vesting conditions set forth in Exhibit A.  Each RSU shall automatically convert into one share of Common Stock on the date that it becomes vested.  Subject to the terms of this Agreement, the Awardee shall forfeit the RSUs to the extent that the Awardee does not satisfy the applicable vesting requirements set forth in Exhibit A.

3.                                      Transfer Restrictions.  Prior to the vesting of any RSUs, the Awardee shall not be deemed to have any ownership or shareholder rights (including, without limitation, voting rights and rights to dividends or dividend equivalents) with respect to such unvested RSUs, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested RSUs.

4.                                      Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

5.                                      Awardee Representations.  The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this RSU Agreement.

6.                                      Employment.  Neither this RSU Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment or service with the Company.

7.                                      Governing Law.  This RSU Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

8.                                      Entire Agreement.  This RSU Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this RSU Agreement.  Notwithstanding the foregoing, this RSU Agreement and the Award made hereby shall be subject to the terms of the 2013 Plan.

9.                                      Binding Effect.  This RSU Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This RSU Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

10.                               Amendment.  This RSU Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

11.                               Section 409A.  This RSU Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this RSU Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this RSU Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this RSU Agreement shall be treated as a separate payment.  In no event may the Awardee, directly or indirectly, designate the calendar year of payment.  In no event shall the Committee, the Board, or the Company (or their respective employees, officers or directors) have any liability to the Awardee (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A.  Although the parties endeavor to have this RSU Agreement comply with the requirements of Section 409A, there is no guarantee that the Awardee will not be subjected to the payment of any tax or interest under Section 409A, and the Awardee shall not have any right to indemnification with respect thereto.

12.                               Counterparts.  This RSU Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Agreement or caused their duly authorized officer to execute this RSU Agreement on the date first written above.

DILIGENT BOARD MEMBER SERVICES, INC.

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

(a).                              Awardee’s Name:

(b).                              Grant Date:

(c).                               Number of RSUs Granted:

(d).                              Vesting Dates:  The RSUs shall vest as follows:

Twenty-five percent (25%) of the RSUs shall become vested on each anniversary of the Grant Date, provided that the Awardee is in the employ of the Company on such anniversary of the Grant Date.

(Initials)
Awardee

(Initials)
Company Signatory